Exhibit 99.1


ArthroCare Reports 40 Percent Year-over-Year Revenue Growth for the First Quarter; Earnings Per Share Increases More Than 70 Percent Year-over-Year

    SUNNYVALE, Calif.--(BUSINESS WIRE)--May 10, 2005--ArthroCare(R) Corp. (Nasdaq:ARTC), a multi-business medical device company that develops minimally invasive surgical products, announced today financial results for the first quarter ended March 31, 2005. First quarter product revenues were $47.8 million, a 39 percent increase over the $34.3 million recorded in the same quarter of the previous year. Total revenues, which include product revenues, license fees and royalties, for the first quarter were $49.7 million, a 40 percent increase over the $35.6 million reported in the first quarter of 2004. This revenue growth was positively impacted by ArthroCare's 2004 acquisitions of Opus Medical, and Medical Device Alliance, Inc. and its wholly owned subsidiary Parallax Medical, Inc. Excluding the impact of these acquisitions, total revenue growth for the first quarter of 2005 versus the comparable period in 2004 exceeded 20 percent.
    ArthroCare reported net income of $3.2 million, or $0.12 per diluted share, for the first quarter of 2005, compared to net income of $1.6 million, or $0.07 per diluted share, reported in the same quarter of 2004.

                           Q1 SUMMARY TABLE

                                          Q105(1)   Q404(1)    Q104
                                         --------- --------- ---------
Product Sales                             $47.8 M   $40.8 M   $34.3 M
License Fees, Royalties and Other
 Revenues                                  $1.8 M    $1.9 M    $1.3 M
Total Revenues                            $49.7 M   $42.7 M   $35.6 M
Net Income (Loss)                          $3.2 M  $(34.5 M)   $1.6 M
Earnings (Loss) Per Diluted Share         $0.12     $(1.52)   $0.07


(1) Financials include impact of Opus Medical acquisition.

    IMPACT OF OPUS MEDICAL ACQUISITION

    ArthroCare completed the acquisition of Opus Medical on Nov. 12, 2004. The company estimates the acquisition had the following non-recurring impact on first quarter expenses:

    -- The acquisition added approximately $340,000 in operating expenses related to the final integration of Opus Medical's general and administrative functions into ArthroCare operations.

    -- An additional transitional cost of approximately $820,000 was incurred during the quarter related to ArthroCare's continued operation of the Opus manufacturing facility in San Juan Capistrano, Calif. The company will maintain this facility until all Opus manufacturing has been successfully transferred to Costa Rica to ensure an ample supply of product.

    Combined, the non-recurring Opus-related expenses reduced earnings per share (EPS) by $0.04.

    REVENUE

    In addition to first quarter product sales of $47.8 million, license fees, royalties and other revenue were $1.8 million in the first quarter of 2005, compared to $1.3 million in the first quarter of 2004. International sales increased 12 percent compared to the same period last year and represented 22 percent of product sales during the quarter.

    BUSINESS UNIT PERFORMANCE

    The Sports Medicine business unit produced year-over-year revenue growth of 44 percent during the quarter ended March 31, 2005 compared with the same period of 2004, and represented 70 percent of total product revenue. Sales in the Spine business unit grew slightly during the first quarter of 2005 compared to the same period in 2004, increased 17 percent during the first quarter compared to the prior quarter, and represented 11 percent of product sales.
    The first quarter increase in ENT product sales over the comparable period of last year was 58 percent, with ENT sales representing 19 percent of product revenue during the quarter. This growth continues to be driven by tonsillectomy sales in the United States, where ArthroCare estimates Coblation technology was used in approximately 23 percent of all tonsillectomies performed during the first quarter -- an increase of more than 10 percent compared to the year-ago quarter.

    OPERATIONS

    Product margin was 68 percent in the first quarter of 2005, compared to 63 percent in the year-ago quarter. Gross margin was 69 percent during the first quarter, compared to 64 percent in the quarter ended March 31, 2004.
    Operating expenses for the first quarter of $29.2 million represent an increase of approximately $8.5 million versus the comparable period in 2004. First quarter operating expenses included $1.2 million of non-recurring expenses related to the Opus acquisition, and more than $600,000 in non-recurring spending related to the initial implementation of the company's Sarbanes-Oxley internal control compliance program.
    In addition, ArthroCare ended the first quarter with approximately $23.9 million in cash and cash equivalents, up $2.1 million from the previous quarter.
    "We had a very strong start to 2005 both strategically and financially," said Michael A. Baker, president and chief executive officer for ArthroCare. "Revenues grew 40 percent year-over-year and all of our business units are operating at or ahead of revenue plans. We also exceeded our profit objective for the quarter despite significant cost overruns in our Sarbanes-Oxley program. We look forward to building upon the momentum generated across our entire business this quarter to achieve the financial objectives that we've set for this year."

    BUSINESS OUTLOOK

    The following statements are based on current expectations on May 10, 2005. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any new businesses or license agreements the company may enter in future periods.
    In addition, the following guidance excludes the impact of non-cash or non-recurring charges related to equity compensation expenses. It does include anticipated depreciation, amortization and other non-recurring expenses related to all ArthroCare acquisitions, including Opus Medical.

    ArthroCare's business outlook for fiscal 2005 is as follows:

    -- ArthroCare anticipates fiscal 2005 product revenues will grow by at least 30 percent compared to 2004 revenues. It also expects sequential revenue growth in all four quarters of 2005 with strong year-over-year comparisons.

        -- The company expects sales of its existing Sports Medicine products to grow by at least 10 percent over 2004 revenues. It also expects sales of Opus Medical products to grow by at least 50 percent, and the combined revenues of the Sports Medicine business unit to grow by at least 25 percent.

        -- Spine revenues are expected to grow by at least 20 percent.

        -- ENT revenues are anticipated to grow by at least 30 percent.

    -- ArthroCare also expects an operating margin improvement of 3 percentage points compared with 2004, with 1 percentage point coming from improvement in gross margin.

    -- The company also currently expects its effective tax rate for 2005 to be approximately 25 percent.

    -- The company's fiscal 2005 EPS guidance remains unchanged. ArthroCare expects EPS to develop in line with recent historical patterns with strong sequential quarter-to-quarter growth; however, the company expects this pattern to be accentuated in 2005 by the ongoing integration of the Opus Medical acquisition.

    -- ArthroCare expects EPS to grow more rapidly than revenues with an assumed share count of 26.5 million following the close of the Opus Medical acquisition.

    ArthroCare's business outlook for fiscal 2006 is as follows:

    -- ArthroCare expects fiscal 2006 product revenues will grow by at least 20 percent compared to 2005 revenues.

    CONFERENCE CALL

    ArthroCare will hold a conference call with the financial community to discuss these results at 4:30 p.m. ET/1:30 p.m. PT today. The call will be simultaneously Webcast by CCBN and can be accessed on ArthroCare's Web site at www.arthrocare.com. The Webcast will remain available through June 10, 2005. A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21246532.

    ABOUT ARTHROCARE

    Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare's products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue -- minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine and Parallax spine products, to complement Coblation within key indications.

    SAFE HARBOR STATEMENTS

    Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the company's stated business outlook for fiscal 2005 and 2006, continued strength of the company's fundamental position, the strength of the company's technology, the company's belief that strategic moves will enhance achievement of the company's long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the company's non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, the uncertainty of protecting the company's patent position, and any changes in financial results from completion of year-end audit activities. These and other risks and uncertainties are detailed from time to time in the company's Securities and Exchange Commission filings, including ArthroCare's Form 10-K for the year ended Dec. 31, 2004. Forward-looking statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects," and similar words and phrases. Actual results may differ materially from management expectations.


ARTHROCARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                             Three Months Ended

                                       March 31,  March 31,
                                         2005       2004     Variance
                                      ---------- ---------- ----------
Revenues:
  Net Product Sales                     $47,834    $34,292    $13,542
  Royalties, fees and other               1,849      1,297        552
                                      ---------- ---------- ----------
    Total revenues                       49,683     35,589     14,094

Cost of product sales                    15,477     12,848     (2,629)
                                      ---------- ---------- ----------

  Gross profit                           34,206     22,741     11,465
                                      ---------- ---------- ----------
                       Product Margin      67.6%      62.5%
                         Gross Margin      68.8%      63.9%

Operating expenses:
  Research and development                4,852      3,120     (1,732)
  Sales and marketing                    18,350     14,033     (4,317)
  General and administrative              4,561      3,107     (1,454)
  Intangible Amortization                 1,458        506       (952)
                                      ---------- ---------- ----------
    Total operating expenses             29,221     20,766     (8,455)

Income (loss) from operations             4,985      1,975      3,010
Interest and other income (expense),
 net                                       (770)       174       (944)
                                      ---------- ---------- ----------
Income (loss) before income tax
 provision                                4,215      2,149      2,066
                 Net Operating Margin         8%         6%

Income tax provision                      1,054        580       (474)
                                      ---------- ---------- ----------

Net income (loss)                        $3,161     $1,569     $1,592
                                      ========== ========== ==========

Basic net income (loss) per share         $0.13      $0.07      $0.06
                                      ========== ========== ==========

Shares used in computing basic net
 income (loss) per share                 23,916     20,996

Diluted net income (loss)  per share      $0.12      $0.07      $0.05
                                      ========== ========== ==========

Shares used in computing diluted net
 income (loss) per share                 25,741     22,785



                                    Three Months Ended

                               Reported            Recurring
                     March 31,  Dec. 31    OPUS     Dec. 31
                       2005      2004     Impact     2004    Variance
                     --------- --------- --------- --------- ---------
Revenues:
  Net Product Sales   $47,834   $40,823   $(2,906)  $37,917    $9,917
  Royalties, fees and
   other                1,849     1,877               1,877       (28)
                     --------- --------- --------- --------- ---------
    Total revenues     49,683    42,700    (2,906)   39,794     9,889

Cost of product sales  15,477    14,727    (2,241)   12,486    (2,991)
                     --------- --------- --------- --------- ---------

  Gross profit         34,206    27,973      (665)   27,308     6,898
                     --------- --------- --------- --------- ---------
      Product Margin     67.6%     63.9%               67.1%
        Gross Margin     68.8%     65.5%               68.6%

Operating expenses:
  Research and
   development          4,852     3,506      (969)    2,537    (2,315)
  Sales and marketing  18,351    16,548    (2,450)   14,098    (4,253)
  General and
   administrative       4,560     5,228      (446)    4,782       222
  Intangible
   Amortization         1,458    37,422   (36,836)      586      (872)
                     --------- --------- --------- --------- ---------
    Total operating
     expenses          29,221    62,704   (40,701)   22,003    (7,218)

Income (loss) from
 operations             4,985   (34,731)   40,036     5,305      (320)
Interest and other
 income (expense),
 net                     (770)      381       134       515    (1,285)
                     --------- --------- --------- --------- ---------
Income (loss) before
 income tax provision   4,215   (34,350)   40,170     5,820    (1,605)
Net Operating Margin        8%      -80%    -1382%       15%

Income tax provision    1,054       176       960     1,136        82
                     --------- --------- --------- --------- ---------

Net income (loss)      $3,161  $(34,526)  $39,210    $4,684   $(1,523)
                     ========= ========= ========= ========= =========

Basic net income
 (loss) per share       $0.13    -$1.52       N/A     $0.22    $(0.09)
                     ========= ========= ========= ========= =========
Shares used in
 computing basic net
 income (loss) per
 share                 23,916    22,751      (969)   21,782

Diluted net income
 (loss)  per share      $0.12    -$1.52       N/A     $0.20    $(0.08)
                     ========= ========= ========= ========= =========
Shares used in
 computing diluted
 net income (loss)
 per share             25,741    22,751      (969)   23,754




ARTHROCARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
                                               March 31,  December 31,
ASSETS                                           2005         2004
                                             ------------ ------------
Current assets:
  Cash and cash equivalents                      $23,920      $21,836
  Accounts receivable, net of allowances          39,437       34,032
  Inventories                                     39,064       40,484
  Prepaid expenses and other current assets       16,388       15,549
                                             ------------ ------------
    Total current assets                         118,809      111,901

Available-for-sale securities                          -            -
Property and equipment, net                       29,992       29,396
Related party receivables                          1,075        1,075
Intangible assets                                 38,424       39,959
Goodwill                                          57,859       57,859
Other assets                                         334          341
                                             ------------ ------------

    Total assets                                $246,493     $240,531
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $13,500       $9,517
  Accrued liabilities                              8,943        9,925
  Accrued compensation                             5,934        6,783
  Current portion on long term debt                4,286        4,286
  Income taxes payable                             1,394          478

                                             ------------ ------------
    Total current liabilities                     34,057       30,989

  Loan Payable                                    23,571       24,643
Deferred Tax  and other liabilities                9,640        9,647
                                             ------------ ------------
    Total liabilities                             67,268       65,279
                                             ------------ ------------


    Total stockholders' equity                   179,225      175,252
                                             ------------ ------------

      Total liabilities and stockholders'
       equity                                   $246,493     $240,531
                                             ============ ============



    CONTACT: ArthroCare Corporation
             Fernando Sanchez, 512-391-3967 (investors)
               or
             Haberman & Associates
             Jon Zurbey, 612-372-6446 (media)
             jon@habermaninc.com